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                                                                 Exhibit 10.19

                      EMPLOYMENT AGREEMENT


     THIS AGREEMENT is entered into by and between JOHN COX (hereinafter referred to as "Employee") and SILICONIX INCORPORATED, a Delaware corporation (hereinafter referred to as the "Company"), on the 1st day of April, 1997.

     In consideration of the mutual obligations herein contained, the parties hereto hereby agree as follows:

     1. EMPLOYMENT. The Company hereby agrees to employ Employee and Employee agrees to be employed by the Company upon the terms and conditions hereinafter set forth.

     2. TERM.

          2.1 The initial term of employment under this Agreement shall be three years, commencing on April 1, 1997 and ending on March 31, 2000. In the event that neither party notifies the other of its intention not to extend this Agreement prior to January 31 of each year, starting in 1998, the term of this Agreement shall be automatically extended for one year. This process shall continue until (i) such notice is timely given, in which case the Agreement shall terminate on the March 31 that is 26 months after the January 31 next occurring after said notice shall have been given or (ii) a new employment agreement is executed by the parties.

          2.2 Prior to the expiration of this Agreement, the Company has the right to terminate the employment of Employee for cause by delivering to him written notice specifying such cause, at which time its obligations under this Agreement will cease. "Cause" means:

          (1)  Misappropriating any funds or property of (a) the Company, or
               (b) any employee of the Company, or (c) any corporation affiliated with the Company, or (d) any employee of any corporation affiliated with the Company, or (e) any customer;

          (2) Attempting to obtain any personal profit from any transaction in which Employee has an interest which is adverse to the interest of the Company, unless Employee has first obtained the consent of management and approval of the Chairman of the Board of the Company;

          (3)  Conviction of a felony; or

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          (4)  Breach of any material provision of this Agreement.


          2.3 If the Company should terminate Employee's employment for a reason not specified in this Agreement, Employee's final check will include an amount covering his salary for the period ending on the date on which this Agreement would otherwise have terminated.

     3. COMPENSATION.

          3.1 The Company agrees to pay Employee at the rate of $1,500 per day in accordance with its usual payroll practices. Employee shall advise the Company in accordance with its usual payroll practices as to his days worked.

          3.2 Employee shall be entitled to participate, as long as he is an employee of the Company, in any and all of the Company's present or future employee benefit plans; provided, however, that the provisions of any such plan permit Employee's participation, after considering the number of hours per week that Employee works for the Company.

          3.3 The Company shall reimburse Employee for all expenses reasonably and necessarily incurred by Employee in the performance of his duties hereunder, including but not limited to Employee's transportation and lodging expenses relating to travel to Santa Clara, California from his home in Massachusetts and the international travel referred to in section 4.2 hereof.

     4. DUTIES.

          4.1 Employee agrees to serve the Company and the Company agrees to employ Employee in the capacity of Vice President, Worldwide Environmental, Health & Safety Affairs. The Company and Employee acknowledge and agree that Employee will be a part-time employee of the Company, working that number of days per month as shall be mutually agreed upon from time to time by Employee and the President of the Company, but no fewer than ten (10) calendar days per month, which shall consist of five to seven days on assignments away from Massachusetts and three to five days on assignments in Massachusetts. Employee agrees that at all times during his employment by the Company he will faithfully and diligently endeavor to promote the business and business interests of the Company.

          4.2 Employee acknowledges and agrees that as a part of his duties, at least one international trip in each of Q2, Q3 and

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Q4 1997 shall be required.  Thereafter, the traveling schedule shall be mutually agreed by the President of the Company and Employee, but shall be not less than two international trips per year. Locations to be visited and evaluated shall include, but not be limited to, Shanghai; Kaohsiung, Taiwan; Manila; and Bangalore, India.

     5. COMPANY AUTOMOBILE. The Company agrees to provide Employee throughout the term hereof with a Company automobile in accordance with the Company's usual policies. The Company shall be responsible for maintenance, insurance and gasoline for said automobile.

     6. TRADE SECRETS.

          6.1 Employee recognizes that the nature of his employment by the Company is such that he will have access to and that there will be disclosed to him during the course of his employment, information of a proprietary nature owned by the Company including but not limited to records, data, formulae, specifications, inventions, processes, methods and customer lists, which are of a confidential information or trade secret nature, and all of which have great value to the Company and are a substantial basis and foundation upon which the Company's business is predicated. Employee acknowledges that except for his employment and the duties assigned to him which he will be fulfilling, that he would not otherwise have access to the foregoing information. Employee agrees that any and all confidential knowledge or information which may be obtained by him in the course of his employment, including but not limited to, the information hereinabove set forth, will be held inviolate by him and that he will conceal the same from any and all other persons, including but not limited to, competitors of the Company, and that he will not impart any such knowledge acquired by him as an employee of the Company to any such other persons either during his employment or after his employment by the Company has terminated.

          6.2 Employee agrees that upon termination of his employment hereunder he will immediately surrender and turn over to the Company all books, records, forms, specifications, formulae, data, processes, customer lists and all papers and writing relating to the business of the Company and all other property belonging to the Company, it being understood and agreed that the same are the sole property of the Company and that Employee will not make any copies thereof.

     7. INVENTIONS. Employee agrees that all ideas, concepts, processes, discoveries, devices, machines, tools, materials,


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designs, improvements, inventions and other things of value that relate to the Company's business (hereinafter collectively referred to as "intangible rights"), whether patentable or not, which are conceived, made, invented or suggested either by him alone or in collaboration with others affiliated with the Company during the term of his employment, and whether or not during regular working hours, shall be promptly disclosed in writing to the Company and shall be the sole and exclusive property of the Company. Employee hereby assigns all of his right, title and interest in and to all such intangible rights to the Company, its successors or assigns. In the event that any of said intangible rights shall be deemed by Employee to be patentable or otherwise registerable under any federal, state or foreign law, Employee further agrees at the expense of the Company to execute all documents and to do all things necessary, advisable or proper to obtain patents or registration and to vest the Company with full title thereto.

     8. ARBITRATION. Any dispute, controversy or claim arising under or in connection with this Agreement, or the breach thereof, shall be settled exclusively by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. Any arbitration held pursuant to this section 8 shall be held in Santa Clara County, California.

     9. NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by registered or certified mail, postage prepaid, to Employee at 9 Simon Atherton Row, Harvard, Massachusetts 01451, or to the Company at 2201 Laurelwood Road, Santa Clara, California 95054, or at such other address as may be furnished in writing by either party to the other; such notice or communication shall be deemed to have been given as of the date so deposited in the United States mail or as of the date delivered if delivered in person.

     10. INTEGRATED AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto relating to the employment of Employee, and there are no agreements or understandings relating to the subject matter hereof between the parties other than those set forth herein or herein provided for.

     11. CHOICE OF LAW. It is the intention of the parties that the laws of California should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.


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     12. COUNTERPART EXECUTION.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

     13. PARTIES IN INTEREST. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, but no interest herein or right hereunder shall be transferable by Employee.

     14. SECTION HEADINGS. Section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     15. SEVERABILITY. Should any provision hereof be deemed illegal or unenforceable, all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

     IN WITNESS WHEREOF, Employee has executed this Agreement and the Company has caused this Agreement to be duly executed on its behalf by an officer thereunto duly authorized, all as of the date first above written.

     SILICONIX INCORPORATED            EMPLOYEE



     By /s/ Richard J. Kulle           /s/ John Cox
        -----------------------        ----------------------
        Richard J. Kulle               John Cox
        President & CEO


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